EXHIBIT 10.1i
NINTH AMENDMENT TO REAL ESTATE LEASE
THIS AGREEMENT is entered into this 1st day of November, 2012, by and between TIPPMANN PROPERTIES, INC., as agent for LAURENCE TIPPMANN, SR. FAMILY PARTNERSHIP(hereinafter referred to as “Lessor”), and TOWER FINANCIAL CORPORATION(hereinafter referred to as “Lessee”), and WITNESSETH:
WHEREAS, the parties hereto entered into a Real Estate Lease dated January 1, 1999, amended on March 8, 1999, August 12, 1999, June 29, 2001, March 24, 2004, May 5, 2006, September 18, 2006, January 10, 2006, and January 10, 2010 currently covering approximately 49,257 usable square feet of premises commonly known as 116 East Berry Street, Suite 100, Fort Wayne, Indiana;
AND WHEREAS, Lessee and Lessor are desirous as of November 1, 2012 of increasing the space by approximately 108 rentable square feet of office space commonly known as a part of Suite 555 as outlined on attached floor plan;
NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.
Beginning November 1, 2012, the leased premises shall be increased to reflect approximately 108 rentable square feet of office space (part of Suite 555 as outlined on attached floor plan) for a total of approximately 49,365 usable square feet.

2.	The following chart summarizes the preceding changes effective November 1, 2012:

Floor	Total Sq. Ft.	Rate	Monthly Rent	Expiration

1st Floor	22,227	$14.75	$*27,320.69	12/31/18
2nd Floor	6,924	$14.75	$* 8,510.75	12/31/18
2nd Floor	12,640	$13.50	$*14,220.00	12/31/18
5th Floor	7,466	$13.50	$8,399.25	12/31/13**
5th Floor	108	$13.50	$121.50	12/31/13
	49,365		$58,572.19

*Monthly rent will change 1/1/14 with start of Annual CPI.
**Includes three (3) year option to renew.

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3.	Except as hereby amended, all other terms and conditions contained in the original Real Estate Lease are hereby reaffirmed and left unchanged by the terms of this Ninth Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Ninth Amendment on the day and year first above written.

TIPPMANN PROPERTIES INC., as
agent for Laurence Tippmann, Sr.	TOWER FINANCIAL CORPORATION
Family Partnership	(“Lessee”)
(“Lessor”)

BY:	BY:

PRINTED:	PRINTED:

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